Exhibit 99.1

FOR IMMEDIATE RELEASE

Office Properties Income Trust Announces Additional Amendments to Private Exchange Offers Relating to Existing Unsecured Senior Notes

Newton, MA (May 23, 2024): Office Properties Income Trust (Nasdaq: OPI) (“OPI”) today announced certain amendments to its previously announced private exchange offers (as amended, the “Second Amended Exchange Offers”) to exchange its outstanding senior unsecured notes due 2025 (the “Existing 2025 Notes”), 2026 (the “Existing 2026 Notes”), 2027 (the “Existing 2027 Notes”) and 2031 (the “Existing 2031 Notes”, and together with the Existing 2025 Notes, Existing 2026 Notes and the Existing 2027 Notes, the “Existing Notes”) for new 9.000% Senior Secured Notes due 2029 (the “New Notes”) and related guarantees pursuant to the terms and conditions set forth in an offering memorandum, dated as of May 1, 2024, as previously amended by OPI’s May 20, 2024 press release.

The Second Amended Exchange Offers (1) provide for updated Acceptance Priority Levels and Priority Amounts for Existing Notes and (2) extend the Expiration Time, but otherwise all terms and conditions remain the same as in the offering memorandum, dated as of May 1, 2024, as previously amended by OPI’s May 20, 2024 press release (collectively, the “Offering Memorandum”).

Amended Acceptance Priority Levels; Priority Amounts for Each Series

The Acceptance Priority Levels and Priority Amounts for Existing Notes are being modified as part of the Second Amended Exchange Offers. Each series of Existing Notes will take priority up to the Priority Amount of New Notes to be issued in exchange therefor as set forth in the Updated Priority Table below.

If the aggregate principal amount of Existing Notes of any series that participates in the exchange would, if fully accepted, result in the issuance of New Notes in excess of the Priority Amount for such series, then the amount of Existing Notes of such series participating in the exchange will be reduced on a pro rata basis. However, to the extent that New Notes issued in respect of any series of Existing Notes would be less than the Priority Amount for such series (the difference between the Priority Amount for such series and the New Notes issued in respect of such series, an “Undersubscribed New Notes Amount”), the Undersubscribed New Notes Amount will be allocated to holders of other series of Existing Notes, if any, that exceeded the applicable Priority Amount for such series in accordance with the assigned Acceptance Priority Levels shown in the Updated Priority Table below, with 1 being the highest and 4 being the lowest, subject to pro rata reduction.

The maximum aggregate principal amount of New Notes issued in connection with the Second Amended Exchange Offers remains $610 million.

Updated Priority Table

Existing Notes to Be Exchanged	CUSIP/ISIN	Existing Aggregate Outstanding Principal Amount	“Priority Amount” of New Notes	Acceptance Priority Level for Undersubscribed New Notes Amount	Exchange Consideration
Existing 2025 Notes	81618TAC4/US81618TAC45	$650,000,000	$200,000,000	1	$938
Existing 2031 Notes	67623CAF6/US67623CAF68	$400,000,000	$150,000,000	2	$515
Existing 2027 Notes	67623CAE9/US67623CAE93	$350,000,000	$135,000,000	3	$610
Existing 2026 Notes	67623CAD1/US67623CAD11	$300,000,000	$125,000,000	4	$720

Illustration of Priority for Undersubscribed New Notes Amount

The following table illustrates the waterfall of claims on each of the Priority Amounts set forth in the Updated Priority Table above.

$200,000,000	$150,000,000	$135,000,000	$125,000,000
Existing 2025 Notes	Existing 2031 Notes	Existing 2027 Notes	Existing 2026 Notes
Existing 2031 Notes	Existing 2025 Notes	Existing 2025 Notes	Existing 2025 Notes
Existing 2027 Notes	Existing 2027 Notes	Existing 2031 Notes	Existing 2031 Notes
Existing 2026 Notes	Existing 2026 Notes	Existing 2026 Notes	Existing 2027 Notes

Waiver of Minimum Tender Conditions

As previously announced on May 20, 2024, OPI waived the conditions requiring (i) the tender of at least $97.5 million in aggregate principal amount of the Existing 2025 Notes and (ii) the tender of a sufficient amount of Existing Notes such that at least $488 million in aggregate principal amount of New Notes will be issued on the Settlement Date.

Exchange Consideration

Under the terms of the Second Amended Exchange Offers, holders exchanging their Existing Notes remain entitled to receive the revised amounts of New Notes set forth in the Updated Priority Table, subject to pro rata reduction as described above. This consideration is the same as the Early Exchange Consideration (as defined in the offering memorandum, dated as of May 1, 2024) offered to holders who previously tendered prior to the May 14, 2024 early delivery time. Accordingly, any disclosure in the Offering Memorandum relating to the tax treatment of the Additional Early Exchange Consideration (as defined in offering memorandum, dated as of May 1, 2024) is no longer applicable.

Extension of Expiration Time

In connection with the amendments, OPI announced that the expiration time for the Second Amended Exchange Offers has been extended until 5:00 p.m., New York City time, on June 10, 2024 (such date and time, as may be extended, the “Amended Expiration Time”). The withdrawal deadline expired at 5:00 p.m., New York City time, on May 14, 2024, and has not been extended.

Exchange Participation To-Date

According to information provided by D.F. King & Co, the information and exchange agent (the “Information and Exchange Agent”), as of 9:00 a.m., New York City time, on May 23, 2024, the amounts of Existing Notes validly tendered (and not validly withdrawn) by Eligible Holders remain the same as set forth in OPI’s May 20, 2024 press release.

No Registration

The offer and sale of the New Notes and related guarantees will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and the New Notes and related guarantees will therefore be subject to restrictions on transferability and resale. OPI does not intend to register the sale of any of the New Notes and related guarantees under the Securities Act or the securities laws of any other jurisdiction and is not providing registration rights. The New Notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements and may not be transferred by any holder except in accordance with the restrictions described under “Transfer Restrictions” in the Offering Memorandum.

Eligible Holders

The Second Amended Exchange Offers are being made, and the New Notes and related guarantees are being offered and issued, only to holders who have certified to OPI that either they are (a) in the U.S. and are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and are holders of the Existing Notes, or (b) outside the U.S. and are holders of the Existing Notes who are non-U.S. persons in reliance upon and in compliance with Regulation S under the Securities Act (such holders, “Eligible Holders”). Only Eligible Holders are authorized to receive or review the Offering Memorandum or to participate in the Second Amended Exchange Offers.

The Offering Memorandum is only available to holders who complete an eligibility letter confirming their status as Eligible Holders. Holders of Existing Notes who wish to receive a copy of the eligibility letters for the Second Amended Exchange Offers may contact the Information and Exchange Agent, at D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, Attn: Michael Horthman, (212) 269-5550 (for banks and brokers) or (800) 829-6551 (for all others). Holders may also obtain and complete an electronic copy of the applicable eligibility letter on the following website links maintained by the Information and Exchange Agent: www.dfking.com/opi.

Requests for the Amended Exchange Offer materials from Eligible Holders may be directed to the Information and Exchange Agent at D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, Attn: Michael Horthman, (212) 269-5550 (for banks and brokers) or (800) 829-6551 (for all others).

General

OPI is making the Second Amended Exchange Offers only by, and pursuant to, the terms of the Offering Memorandum, as amended by this press release. OPI reserves the right to terminate, withdraw, amend or extend one or more of the Second Amended Exchange Offers in its discretion, subject to the terms and conditions set forth in the Offering Memorandum, as amended, and not to provide withdrawal rights in connection therewith except as required by law.

None of OPI, Moelis & Company LLC, as dealer manager, the Information and Exchange Agent, their respective affiliates nor any other person makes any recommendation as to whether Eligible Holders should tender or refrain from tendering their Existing Notes in the Second Amended Exchange Offers, as applicable. Eligible Holders must make their own decision as to whether or not to tender their Existing Notes, as applicable, as well as with respect to the principal amount of the Existing Notes to tender.

The Second Amended Exchange Offers are not being made to any holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Existing Notes that are not exchanged will continue to be outstanding in accordance with all other terms of the Existing Notes and the indentures governing such Existing Notes.

This press release is being made for informational purposes only in accordance with Rule 135c of the Securities Act and does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. The Second Amended Exchange Offers are being made solely on the terms and subject to the conditions set forth in the Offering Memorandum, as amended by this press release, and the information in this press release is qualified by reference to such Offering Memorandum.

About Office Properties Income Trust

OPI is a national REIT focused on owning and leasing office properties to high credit quality tenants in markets throughout the United States. As of March 31, 2024, approximately 62% of OPI's revenues were from investment grade rated tenants. OPI owned 151 properties as of March 31, 2024, with approximately 20.3 million square feet located in 30 states and Washington, D.C. In 2024, OPI was named as an Energy Star® Partner of the Year for the seventh consecutive year. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management as of March 31, 2024, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

Statements in this news release, including statements regarding the Second Amended Exchange Offers constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. When used in this release, the words “may,” “will,” “might,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “outlook,” and “continue,” and the negative of these terms, and other similar expressions are intended to identify forward-looking statements and information.

The forward-looking statements reflect OPI’s intentions, plans, expectations, anticipations, projections, estimations, predictions, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside of OPI’s control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks include, among others, market conditions and the risks described in OPI’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and risks and uncertainties related to our ability to consummate the Second Amended Exchange Offers.

Because actual results could differ materially from OPI’s intentions, plans, expectations, anticipations, projections, estimations, predictions, assumptions and beliefs about the future, you are urged to view all forward-looking statements with caution. OPI does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Questions regarding the Second Amended Exchange Offers may be directed to:

Contact:
Kevin Barry, Senior Director, Investor Relations
(617) 219-1410

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